EXHIBIT 23.1


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To CAS Medical Systems, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-2 of our report dated January 21, 1998, included in the Company's Form 10-KSB for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.





/s/ Arthur Andersen LLP
Arthur Andersen LLP




Stamford, Connecticut
August 13, 1998